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                                  EXHIBIT 10.1

                       FACILITY LEASE AND AMENDMENT NO. 1
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                                 LEASE AGREEMENT

                                     BETWEEN


                       CORPOREX PROPERTIES OF TAMPA, INC.
                                    LANDLORD


                                       AND


                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                                     TENANT
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                                 LEASE AGREEMENT


                       CORPOREX PROPERTIES OF TAMPA, INC.
                                 TAMPA, FLORIDA


        This is a Lease Agreement dated this 18th day of April, 1994 by and between CORPOREX PROPERTIES OF TAMPA, INC., a Florida corporation, hereinafter called the "Lessor", and BBJ ENVIRONMENTAL SOLUTIONS, INC., a Florida corporation, hereinafter called "Lessee."

        WITNESSETH, that for and in consideration of the rent hereafter reserved, and the covenants herein contained, the Lessor does hereby lease and demise to the Lessee and said Lessee does hereby take and rent of Lessor, the premises descried on Schedule 1 hereto, hereinafter referred to as the "Premises", for the term as described on Schedule 1 hereto, or until such term shall so cease and expire as hereinafter provided. The premises is located on a parcel of land described on Schedule 1 hereto, hereinafter referred to as the "developed parcel".

        The Lessee agrees to pay the Lessor, as rent for each year of said term, the amounts set forth on Schedule 1 hereto, payable without deduction or demand, in equal monthly installments (hereinafter sometimes referred to as the "basic rental"), in advance, on the first day of each calendar month during the term hereof, the first installment payable on the execution of this Lease and the remaining installments payable in advance on the first day of each and every month during the said term at Corporex Properties of Florida, P.O. 550152, Tampa, FL 33655 or to such other party and at such other address as said Lessor may from time to time designate to Lessee in writing. In the event Lessee fails to pay the basic rental hereinbefore reserved within ten (10) days of the due date, Lessee shall promptly pay to Lessor a service charge of five percent (5%).

        At the beginning of and for each lease year, as hereinafter defined, after the first rental of this Lease until this Lease is terminated as hereinafter set forth, the monthly basic rental shall be adjusted and changed as follows:

        If the term of this Lease shall commence on a day other than the first day of a calendar month, rent shall be paid in advance at the rate above specified for the remaining portion of the month in which the term commenced. If Lessor shall be unable to give possession of the premises on the date of the commencement of the term hereof by reason of the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy, or if the Lessor is unable to give possession of the premises ready for occupancy, or if the Lessor is unable to give possession of the premises on the date of commencement of the term hereof by reason of the holding over or retention of possession of any tenant, or if repairs, improvements, or decoration of the premises, or of the building of which the premises form a part, are not completed, or for any other reason, Lessor shall not be subject to any liability for the failure to give possession on said date. Under
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such circumstances the rent reserved and covenanted to be paid herein shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the possession of premises is tendered by Lessor with Lessor's certification to Lessee that same are ready for occupancy. Should tender of possession of premises by later or earlier than the beginning date named above, then in that event, the beginning and ending dates of this Lease shall be adjusted, by letter from Lessor to Lessee, to conform to date of such tender of possession just as if the same had been originally named as the beginning date, and this Lease shall run for its full term from the date of such tender of possession. No such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Lessee hereunder. If permission is given to Lessee to enter into the possession of the premises or to occupy premises other than the premises prior to the date specified as the commencement of the term of this Lease, Lessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions, and provisions of this Lease. Lessee shall at any time during the term of this Lease, upon ten (10) days prior notice by Lessor, execute and deliver to Lessor or to Lessor's mortgagee a Certificate of Estoppel.

        Lessee has deposited with Lessor as security for Lessee's performance of all of Lessee's obligations hereunder the security deposit specified in Schedule I hereto, which Lessor shall hold without interest due Lessee If at any dine during the term of this Lease, Lessee shall default in the payment of rent, lessor may apply said security deposit to cure the default, the right to so apply being hereby expressly granted to Lessor. In such event, Lessee shall restore said deposit to the original amount with ten (10) days after demand therefore by Lessor or its Agent In the event said deposit is not used or used up as provided for above, then said deposit shall be returned to Lessee after termination of this Lease and an inspection of the building by Lessor or its Agent establishing that the building is being surrendered to the Lessor in substantially the same condition in which it was received by the Lessee, ordinary wear and tear excepted.

                  AGREEMENTS AND COVENANTS OF LESSOR:

                  The Lessor hereby covenants and agrees as follows:

                  (1) To permit the Lessee quiet enjoyment of possession of the premises during the term of this Lease, or for so long as Lessee shall pay the rent aforesaid and carry out all other obligations herein made binding upon the Lessee

                  (2) That the heating, plumbing, electrical, air-conditioning and sprinkler systems in the premises will be in good working order and condition at the beginning of the term of this Lease. Upon tender by Lessor to Lessee of the above mentioned equipment in good working order, Lessee shall thereafter by solely responsible for all maintenance, repairs, and replacements required therefor during the full term of this Lease, as hereinafter provided in paragraph (8) of "Agreements and Covenants of Lessee".

                  (3) To maintain in good condition and repair the foundation, roof (excluding skylights and signs), and exterior masonry walls of the premises, as well as
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                           pipes and conduits located beyond the boundaries of
                           the premises; and to make all repairs becoming necessary by reason of any structural defects in the premises; provided, however, that Lessor shall not be required to make any repairs necessitated by reason of any act of omission of Lessee, or its employees, agents, licenses, invitees, or anyone claiming under Lessee, or caused by any alteration, addition, or improvement made by Lessee or anyone claiming under Lessee, and that if Lessor does make any such repairs Lessee shall promptly upon demand reimburse to Lessor the cost thereof.

                  (4) To maintain in good condition and repair, all common areas on the developed parcel, at the expense of Lessee, and the other Lessees, as hereinafter provided.

B.       AGREEMENT AND COVENANTS OF LESSEE:

         The Lessee hereby covenants and agrees as follows:

         (1) Not to use the premises for any disorderly or unlawful purpose of any use inconsistent with M-IA zoning, but only for conducting therein the permitted uses specified on Schedule 1 hereto.

         (2) To obtain from appropriate governmental agencies at the Lessee's expense any and all permits, licenses, and the like, required to permit Lessee to occupy the premises for the purpose herein stated, and to be at all times in compliance with such permits, licenses, and the like, and all applicable governmental ordinances and regulations.

         (3) To keep the premises clean and free from rubbish and to keep the show windows and signs neat, clean, and in good order, all at Lessee's sole expense; or Lessor at its sole discretion shall have the right to perform these maintenance items and Lessee agrees to reimburse Lessor its pro rata share of such costs. Lessee further agrees not to store any material or trash of any nature whatever on the exterior of the premises nor to erect any screen or fence without the prior written consent of Lessor

         (4) To pay all charges for all utilities including, but not limited to, electricity, gas, fuel, water, sewer charges, vault space, and telephone services (including the installation of telephone equipment) used in or on the premises, as they become due and payable and to transfer all accounts therefor to the Lessee's name at the outset of the term of this Lease. Lessor shall have no obligation to provide or pay for any utilities to be used on the premises.

         (5) To refrain from keeping gasoline or other inflammable material, or any explosive (or hazardous substance as defined below) in the premises or on the developed parcel, or from doing any act or thing which may make void or voidable the Lessor's insurance against fire, and to conform to all rules or regulations from time to time established by the appropriate insurance rating organization.
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ENVIRONMENTAL MATTERS:

HAZARDOUS SUBSTANCES

         (a) For the purposes of Section B(5), the term "Hazardous Substance" shall be interpreted broadly to include those substances defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Compensation Liability Act, 72 U.S.C., 9061 et sec, as amended and regulations thereunder, or any other federal, state or local regulation or ordinance; and shall also specifically include without limitation petroleum and petroleum based derivatives, distillates and byproducts, asbestos; and any hazardous waste; solid waste or other similar material.

         (b) Tenant warrants and represents that it shall not use, store, treat, accumulate or transport Hazardous Substances at, on, or from the Premises during the Lease Term except for deminimis quantities not requiring the issuance of a governmental or other permit and in a manner that complies fully with all applicable federal, state, and local laws, regulations and ordinances. Tenant additionally warrants and represents that Tenant's occupancy of the Premises and its activities thereon shall not cause or result in any release, leak, discharge, spill, disposal, or emission of Hazardous Substance at, in, on, from or under the Premises during or following the Lease Term.

                  Landlord warrants and represents that, to the best of its knowledge, any use, storage, treatment, accumulation, or transportation of Hazardous Substances, which has occurred in or on the Premises prior to the date hereof has been in compliance with the applicable federal, state, or local laws, regulations, and ordinances. Landlord additionally warrants and represents that, to the best of its knowledge, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, or under the Premises prior to the date hereof.

                  Landlord agrees to indemnify and hold the Tenant harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including without limitation reasonable sums paid for settlement of claims, attorney fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence of any Hazardous Substance in, or under the Premises prior to the Lease Term. Without limiting the foregoing, this Indemnification shall include reasonable cost incurred due to any investigation of the Premises or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision, with respect to any Hazardous Substances present on the Premises prior to the Lease Term. The provisions of this paragraph shall survive the expiration or termination of this Lease.
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         (6) To pay the Lessor, in addition to other sums herein provided for, the following:

                  (a) Its Pro Rata Share of all real estate taxes (which shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the premises or the developed parcel or assessed or levied or imposed upon the fixtures, machinery, equipment or systems, in, upon or used in connection with the operation of the premises or the developed parcel under the current or any future taxation or assessment system or modification of' supplement or substitute for such system and whether or not based on or measured by the receipts from the premises or the developed parcel, including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar tax purpose) as additional rent hereunder, in one lump sum within ten (10) days after Lessor's demand therefor. If the premises constitute a portion of a building or buildings situated upon the developed parcel, then Lessee shall pay to Lessor a pro rata portion of the aforesaid real estate taxes levied on the developed parcel, based on the proportion that the total square foot floor area of the premises leased to Lessee hereunder bears to the total square foot floor area of the building or buildings on the developed parcel of which said premises forms a part. Any such payment shall be prorated for fractional portions of tax years during the term of this Lease. A tax bill issued by the appropriate governmental authorities shall be accepted by Lessee as conclusive evidence of the amount of said real estate taxes.

                  (b) Its pro rata share of the costs of maintenance and repair of all elements of the common areas on the developed parcel, including, but not limited to, the costs of maintaining and repairing all roadways internal to the developed parcel, all parking lots, landscaping, drainage structures, signs' external lighting systems, if any, insurance on the developed parcel, and administrative costs associated with management of the premises and the developed parcel.

                  (c) Its pro rata share of the cost of carrying such fire, public liability, and extended coverage insurance upon the premises as the Lessor elects to carry, if any, to the extent that such shall be due to the nature of Lessee's use of the premises; provided, however, if Lessee uses the premises for other than normal office-warehouse uses, Lessee shall pay the entire increase in Lessor's insurance premium occasioned by such uses.

                  (d) The cost of any repairs to the exterior walls, foundation, or roof or any other structural portions of the premises, or the developed parcel, if and to the extent such repairs were made necessary by the act or neglect of the Lessee or of the agents, employees, licensees, invitees, or anyone claiming under Lessee.
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         (7)      To make, at the Lessee's expense, such alterations and
                  modifications to the premises as may be required by building, OSHA, or other applicable regulations or local codes in the jurisdiction in which the premises are located. Furthermore, no such alterations and modifications, nor any other alteration, modification, addition, or installation the Lessee may wish to make, shall be made unless the Lessor shall first have given written approval of the plans and specifications therefore, and shall have been protected, to the Lessor's satisfaction, against any cost or damage incident thereto, and unless the Lessee shall first have secured all necessary building and other permits. All such alterations, modifications, additions, or installations, when made, shall become, unless the Lessor elects otherwise as provided in paragraph (13) hereof, the property of the Lessor and shall remain upon and be surrendered with said premises as a part thereof at the end of the term of this Lease. The Lessee hereby agrees to indemnity, defend, and save harmless the Lessor from any liability which may devolve upon the Lessor as a consequence of such alterations, modifications, additions or installations.

         (8) To make, at Lessee's expense, all repairs and to do all acts of maintenance becoming necessary in or upon the premises during the term of this Lease, including specifically but not being limited to the doors and door jams, both inside and outside, loading docks, windows and window casings and sills, both inside and outside, gutters and downspouts, and plate or other glass windows and doors, and to make, at Lessee's expense, all repairs and to do all acts of maintenance becoming necessary during the term of this Lease to maintain, and to replace all worn out and broken parts of, the heating, plumbing, electrical, air-conditioning and sprinkler Systems and equipment, and elevators, if any, and to enter into service contracts, on behalf of Lessee only, for the maintenance of the heating, air-conditioning and sprinkler Systems, and elevators, if any. No such service contract shall extend beyond the term of this Lease.

         (9) To make no claim against the Lessor and to assume the responsibility of defending, at Lessee's expense, any claim which shall be made against the Lessor by the Lessee or any agent, employee, or servant of the Lessee or by others claiming the right to be on or about the premises or the developed parcel through or under the Lessee for any injury, loss, or damage to person or property occurring upon the premises or the developed parcel from any cause. The Lessee covenants and agrees to indemnity and save harmless the Lessor from and against any and all liability, damages, expenses, causes of the action, suits, claims, or judgements of any person or persons, firm or corporation arising out of or in any manner connected with injury or death to person, and damage to or loss of personal property, in or on the demised premises or the developed parcel, by reason of acts, failure to act or negligence of Lessee or Lessee's agents, servants, and employees or others in or about said premises. In confirmation thereof, the Lessee covenants and agrees that it will, at all times during the term hereof, at its own expense carry and keep in full force and effect in companies satisfactory to Lessor, public liability insurance in form satisfactory to Lessor, with limits of:

                  (a) at least FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for injury, including death, to any one person, and

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                  (b)      at least ONE MILLION DOLLARS ($1,000,000.00) for
                           injury, including death in any one casualty, and

                  (c) with property damage coverage of at least TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or in such greater amounts of insurance coverage as Lessor may from time to time reasonably require. Lessee shall also, at its own cost, carry plate glass insurance on said premises. All such policies shall name the Lessor and the Lessee as parties insured, and shall contain a provision that the same may not be canceled without giving to the Lessor at least ten (10) days prior written notice. Each such policy, or a certificate showing the same to be in effect, shall be delivered to the Lessor at the commencement of the Term hereof, and renewals thereof shall be delivered to the Lessor at least ten (10) days prior to expiration or cancellation of any such policy. The Lessee covenants and agrees that no liability shall be imposed upon the Lessor because of any injury or damage to person or property, or because of any interference with the services and facilities to be performed or provided by Lessor as hereinabove described, caused by accidents, repairs, riots, strikes, or any reason beyond the control of the Lessor.

         (10) This Lease, and all rights of Lessee hereunder, are subject and subordinate to any first mortgage which does now or may hereafter affect the premises, and to any and all renewals, modifications, consolidations, replacements, and extensions thereof. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Lessee shall, upon demand at any time or times, execute, acknowledge, and deliver to Lessor any and all instruments that may be necessary or proper to subordinate this Lease, and all rights of Lessee hereunder, to any such mortgage or deed of trust or to confirm or evidence said subordination; and Lessee hereby appoints the Lessor as its attorney-in-fact to execute such instruments in Lessee's behalf. Provided, however, that as long as Lessee continues payment of rent and performance of its covenants hereunder, Lessee's right of possession of the demised premises under this Lease shall not be affected by any foreclosure of such deed of trust or mortgage. Notwithstanding the subordination of this Lease as aforesaid, any present or future mortgagee or beneficiary under any mortgage or deed of trust may, by giving Lessee written notice thereof, require that this Lease shall be senior in lien to such mortgage or deed of trust, and that Lessee attorn to the purchaser upon such foreclosure sale and to recognize such purchaser as the Lessor under this Lease Lessee agrees to execute and deliver, at any time and from time to time, upon the request of Lessor, or of any such holder, any instrument which, in the reasonable judgment of the Lessor, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Lessee further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right or election to terminate or otherwise adversely affect this Lease, and the obligations of Lessee hereunder, the event of any such foreclosure.

         (11)     This Lease, and all rights of Lessee hereunder, are subject and subordinate to all of the matters of title of record as of the date hereof.
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         (12)     To comply with all rules and regulations set forth on Schedule
                  4 hereto, and any reasonable rule and regulations hereafter established by the Lessor, for the use of the premises and the developed parcel.

         (13) To remove from the premises, at the expiration or other termination of this Lease, all goods and effects not belonging to the Lessor, and to surrender possession of the premises and all fixtures and furnishings connected therewith in good repair, order and condition in all respects, reasonable wear and ordinary use thereof excepted; and if the Lessee shall have made any alterations, additions, installations, or modifications in or to the premises, whether consented to by the Lessor or not, Lessee shall, if requested to do so by the Lessor in writing prior to the expiration of the term of this Lease, remove the same or such thereof as may be specified in such notice, and repair any damage caused by such removal, all at Lessee's expense. If Lessee fails to perform any of the foregoing obligations, Lessor is authorized to do so in Lessee's behalf and to sell such articles and effects left on the premises as may be saleable. The proceeds of such sale shall be applied toward the expenses thus incurred, and Lessee agrees to pay any balance promptly.

         (14) Not to operate any machinery in the premises which may cause excessive vibration, noise or damage to the premises; nor to use a loudspeaker which can be heard outside the premises.

         (15) Not to place any exterior advertising signs or awnings upon the premises or the developed parcel, not to place any advertising signs or posters on the interior of the show windows, and not to change the color of the exterior painting, without the prior written approval of the Lessor. Notwithstanding any previous sign approvals by Lessor, if at any time the Lessor adopts a new sign specification for the warehouse building, Lessee agrees at Lessee's expense to promptly replace or alter its existing sign to comply with the Lessor's new sign specification.

         (16) Not to execute any assignment, sublease, concession or mortgage of this Lease, or of the premises, or of any part thereof, without first having obtained the written consent of the Lessor.

         (17) To permit the Lessor to enter the premises at any reasonable time for the purpose of making repairs, or to determine the condition of the premises and the Lessee's compliance with the conditions of this Lease after notice to the Lessee.

         (18) To permit the Lessor to show the premises to prospective purchasers at all reasonable times and to prospective tenants at all reasonable times within one hundred eighty (180) days prior to the expiration of the term of this Lease, and to exhibit notices for lease or sale within one hundred eighty
                  (180) days prior to the expiration of the term after notice to the Lessee.

         (19) To notify Lessor promptly of any defect appearing in the premises or common areas of the developed parcel which the Lessor is obligated to maintain and repair under Paragraph (3) or (4) of agreements and covenants of Lessor.

         (20) Lessee's covenants to pay rental, taxes, insurance, and other sums due hereunder are independent of Lessor's covenants hereunder, and Lessee shall have no right to withhold any such payments on account of any alleged failure by Lessor to perform or comply with any of Lessor's covenants.

         (21) Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Lessee nor any other person having an interest in the possession, use, occupancy, or utilization of the premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the premises lease, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the premises.

C.       GENERAL PROVISIONS:

         (1) Eminent Domain: Lessee agrees that if the premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Lessee shall have no claim against Lessor and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, it being agreed that the full amount of such award, if any, made by the taking authorities shall be paid to and retained by Lessor, free of any claim by Lessee to any portion thereof, and all rights of Lessee to damages therefor, if any, are hereby assigned by Lessee to Lessor. In the event that all or substantially all of the premises shall be taken or condemned by any governmental authority, then the term of this Lease shall cease and terminate from the date on which the Lessee is required, by such taking authority, to surrender possession of said premises and the Lessee shall not have nor make any claim against Lessor for the value of any unexpired term of this Lease. In the event that a portion of the premises shall be taken or condemned by any governmental authority, then this Lease shall continue in full force and effect, and rent shall abate in an amount which bears the same ratio to the monthly basic rental as the value of the floor space taken bears to the value of the total floor space of the premises. All rentals and other sums payable by Lessee hereunder shall be adjusted to the date on which Lessee is required, by the taking authority, to surrender possession of the premises or portion of the premises so taken.

         (2) Lessee Holding Over: if the Lessee shall not immediately surrender possession of the premises at the termination of this Lease, the Lessee shall become a Lessee from month to month, provided rent shall be paid to and accepted by the Lessor, in advance, at double the rate of rental payable hereunder just prior to the termination of this Lease, but unless and until the Lessor shall accept such rental from the Lessee, the Lessor shall continue to be entitled to retake possession of the premises without any prior notice whatsoever to Lessee. If the Lessee shall fail to surrender possession of the premises immediately upon the expiration of the term hereof, the Lessee hereby agrees that all of the obligations of the Lessee and all rights of the Lessor applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month to month tenancy shall have been created as aforesaid, and that if a month to month tenancy shall have been created as aforesaid, said month to month tenancy may be terminated only upon thirty (30) days advance written notice by the party so terminating to the other party.

         (3) Fire Clause. This Lease is made on condition that, if the premises, or any part thereof, be destroyed or damaged by fire or other casualty covered by a Standard Fire and Extended Coverage Policy, so as to render said premises unfit for use and occupancy, a proportionate part of the rent shall be suspended and abated until said premises shall have been put in as good condition for use and occupancy as at the time of such damage or destruction, or until this Lease shall be canceled and terminated as next hereinafter provided, as the case may be. It shall be the duty of the Lessor to determine and to notify the Lessee, in writing, within forty five (45) days after such damage or destruction, the date by which the premises can be fully restored with reasonable diligence. II the date by which such restoration can be completed, as stated in the Lessor's notice, shall be later, than six (6) months after such damage or destruction, then either party hereto shall have the right, to be exercised within thirty (30) days after receipt of such notice from the Lessor, to cancel and terminate this Lease, by giving to the other party a written notice of his desire so to cancel and terminate; but if this Lease shall not be so canceled, it shall remain in full force and effect and the Lessee shall reoccupy the premises when fully restore([ However, if the date by which such restoration can be completed, as stated in the Lessor's notice, shall be earlier than six (6) months after such damage or destruction, this Lease shall remain in full force and effect, and the Lessee shall reoccupy the premises when fully restored, provided, however, that if, at the expiration of a period of six (6) months following such damage or destruction, the premises shall not have been fully restored as a result of some cause beyond the Lessor's control, the Lessor shall have the right to complete such restoration, provided he shall use reasonable diligence in so doing, without thereby affording to the Lessee the right to cancel this Lease. In case of damage or destruction of the premises by an uninsured casualty, or if the estimated cost of repair or restoration shall exceed Lessor's insurance recovery, the Lessor, at its option, may cancel and terminate this Lease by giving the Lessee a written notice to this effect within forty five (45) days after such damage or destruction, but if the Lessor shall not so elect to terminate, all of the provisions hereinbefore contained respecting an insured casualty shall be equally applicable to such non-insured casualty.

         (4) Termination Prior to Expiration of the Term: It is mutually covenanted and agreed that if the Lessee shall fail to keep and perform all of the covenants, conditions, and agreements herein made binding upon the Lessee, or if the estate hereby created shall be taken on execution or other process of law, or if the Lessee shall be declared bankrupt or insolvent according to law, or if a receiver or other similar officer shall be appointed to take charge of all or any part of the property of the Lessee, or if any assignment shall be made of the Lessee's property for the benefit of creditors, then and in each such case, Lessee shall be in default of this Lease, and, at the sole option of the Lessor, the Lessee's right of possession shall thereupon cease and terminate and the Lessor shall be entitled to possession of the premises and to reenter the same without further demand of rent or demand of possession of said premises, and may forthwith recover possession of said premises by whatever process of law may be available in the jurisdiction in which the premises may be located, any notice to quit or notice of intention to enter being hereby expressly waived by the Lessee, or the Lessor may retake possession without process of law. In the event of such reentry or retaking, the Lessee shall, nevertheless remain liable and answerable for the full rental to the date of such retaking or reentry, and for damages for the deficiency or loss of rent which the Lessor may thereby sustain in respect of the balance of the term; and in such case, the Lessor shall have the right to let the premises for the benefit of the Lessee, in liquidation and discharge, in whole or in part, as the case may be, of he liability of the Lessee hereunder; and such damages, at the option of the Lessor, may be recovered at the time of retaking or reentry, or in separate actions from time to time as the Lessee's obligation to pay rent would have accrued if the term had continued, or from time to time as said damages shall have been made more easily ascertainable by relettings, or such action, at the option of the Lessor, may be deferred until the expiration of the term, in which latter event, the cause of action shall not be deemed to have accrued until the expiration of said term. The Lessor, however, may refrain from terminating the Lessee's right of possession, and in such case, may enforce against the Lessee the provisions of this Lease for the full term hereof. In the event legal proceedings are instituted against Lessee, by the Lessor, either for payment of rent or for possession, then Lessee agrees to pay all court costs instant to such proceedings, together with reasonable attorneys' fees.

                  If any person other than the Lessee shall initiate the action which shall entide the Lessor to terminate this Lease as aforesaid, it is understood and agreed that the Lessor must defer terminating this Lease until the expiration of a period of fifteen (15) days after written notice from the Lessor to the Lessee that such action shall have been taken.

                  No waiver by the Lessor of any breach of any covenant or condition herein contained shall operate as a waiver of the covenant or condition itself or of any subsequent breach thereof; nor shall any waiver be implied should a compromise between the parties be effected after the Lessor shall have initiated any action in regard thereto.

(5)      Other General Provisions:

         (a) In case two (2) or more persons shall constitute the Lessee hereunder, the covenants, obligations, and agreements herein made binding upon the Lessee, shall be the joint and several obligations of such persons, and in the event of the death of any one or more of them, the survivor: or survivor shall succeed to all Lessee's rights, tide, and interest hereunder; and this Lease shall be binding upon and shall inure to the benefit of not only the parties hereto, but also their respective heiss, personal representatives, successors, and assigns.

         (b) All notices required or permitted to be given hereunder shall be by registered mail to the Lessor, at the address set forth in Schedule I hereto, unless and until the Lessee should be notified otherwise, in writing; and those directed to the Lessee shall be addressed to the premises, unless and until the Lessor should be notified otherwise, in writing.

         (c) This Lease, including any exhibits, schedules or attachments hereto, constitutes the entire agreement of the parties in respect of the premises. No representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease, or any exhibits, schedules or attachments hereto, shall be of any force or effect

         (d) The Lessee waives all right to trial by jury in any proceeding, which may be instituted by the Lessor against the Lessee in respect of the premises.

         (e) If any provision of this Lease shall at any time be deemed to be invalid or illegal by any court or competent jurisdiction, this Lease shall not be invalidated thereby, and in such event this Lease shall be read and construed as if such invalid or illegal provision had not been contained herein.

         (f) Anything contained in this Lease to the contrary notwithstanding, Lessee agrees that Lessee shall look solely to the estate and property of Lessor for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms and provisions of this Lease to be kept, observed, and performed by Lessor, subject, however, to the prior rights of any ground or underlying Lessors or any mortgagee of all or any part of the property; no other assets of Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Lessee's claim Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officer or the shareholders of the Lessor, or of the general or limited partners, comprising the Lessor, as Lessor herein or otherwise.

         (g) Lessor grants to Lessee during the term hereof the nonexclusive use, in common with others, of all non-allocated parking areas within the developed parcel for the accommodation and parking of passenger automobiles of Lessee, its officers, agents, employees, and visitors. Lessor reserves the right, however, to designate, for the specific account of Lessee, specific parking areas or spaces within the developed parcel. All parking areas and other facilities which may be furnished by Lessor within the developed parcel, including employee parking areas, truck ways, loading docks, pedestrian sidewalks and ramps, landscaped areas, and other areas and improvements which may be provided by Lessor for the general use, in common with other lessees, their officers, agents, employees, and visitors, shall at all times be subject to the exclusive control and management of Lessor and Lessor shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to all facilities referred to in this paragraph, to change truck routes to such extent as the Lessor may desire, provided that the premises are adequately served by the new route, to restrict parking by Lessees, their officers, agents, and employees to employee parking areas; to establish and from time to time change the level of parking surfaces, to close all or any portion of said areas or facilities to such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage nontenant parking, and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgement, the Lessor shall determine to be advisable with a view to the improvement of the conveniences and use thereof by Lessees, their officers, agents, employees, and visitors. Lessee agrees that it will cause its officers, agents, and employees to park their automobiles only in such areas as Lessor may from time to time designate as employee parking areas.

(h) Lessor shall have the following rights exercisable without notice and without liability to Lessee:

                  (i)      To change the name or street address of the building.

                  (ii)     To have pass keys to the leased premises.

                  (iii) To require all persons entering or leaving the Building during such hours as Lessor may from dine to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave, and to exclude or expel any peddler, solicitor or beggar at any time from the premises or the Building.

                  (iv) To approve the weight, size and location of safes, computers, and other heavy articles or equipment in and about the premises and to require all such items and other office furniture and equipment to be moved in and out of the premises only at such times and in such manner as Lessor shall direct and in all events at Tenant's sole risk and responsibility.

                  (v) At any time or times, to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the premises or any other part of or structure within the developed parcel, and to perform any acts related to the safety, protection and preservation thereof, and during such operations to take into and through the premises or any part of the developed parcel all material and equipment required; to close or temporarily suspend operation of entrances, doors, corridors or other facilities, provided that Lessor shall cause as little inconvenience or annoyance to Lessee M is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the premises. Lessor may do any such work during ordinary business hours and Lessee shall pay Lessor for overtime and any other expenses incurred if such work is done during after hours at Lessee's request.

(i) The submission of this Lease for examination does not constitute reservation of or an option for the leased premises, and this Lease becomes effective as a lease only upon the execution by both Lessor and Lessee.

         (j) If any provision of this Lease Agreement conflicts with any provision contained in Schedule 1 hereto, the provision as contained in Schedule 1 shall prevail; however, the provisions of this Lease shall be given effect to the fullest extent not directly in conflict with a provision of said Schedule 1.

         (k) This Lease may be executed in one or more counterparts, and, if this Lease is so executed, all counterparts shall constitute one and the same legal document

         (1) This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly executed by the party to be changed therewith.

         (m) The Lessee shall accept performance of any of Lessor's obligations hereunder by any person or entity holding a mortgage of the premises or the developed parcel. However, no mortgagee not in possession of the premises or the developed parcel shall have any obligation or liability hereunder.

         (n) Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between the Lessee and the Lessor, or to create any relationship between the parties other than that of Lessee or Lessor.

         (o) This Lease shall be construed and enforced in accordance with the Laws of the State of Florida.

         (p) Financial Statements: Within twenty (20) days of written request by Lessor, Lessee will provide Lessor with its most recent financial statement, certified to be true and correct by either Lessee's chief financial officer or an independent certified public accountant; provided, however, Lessor may only share such statements with its mortgagee, ground lessor, prospective mortgagees and ground lessors, purchasers and partners, and attorneys, accountants, and other advisors of Lessor and each of the foregoing.

               IN WITNESS WHEREOF, Lessor and Lessee have hereunto executed this Lease as of the day and year first above written.

 TWO WITNESSES AS TO                         CORPOREX PROPERTIES OF TAMPA, INC.
 LESSOR:

 /s/ Barbara Gifford                         /s/ W. P. Butle, President
 -------------------                         ------------------------------

 TWO WITNESSES AS TO                         BBJ ENVIRONMENTAL SOLUTIONS, INC.
 LESSEE:

 /s/ Jerry Schinella                         /s/ Robert G. Baker
 -------------------                         ------------------------------

 PLACE CORPORATE SEAL HERE

                                   SCHEDULE 1


LEASE DATED: April 18th, 1994 BETWEEN CORPOREX PROPERTIES OF TAMPA, INC., AS LESSOR AND LESSEE NAMED HEREIN.

1.        Name of Lessee:                BBJ ENVIRONMENTAL SOLUTIONS, INC.
                                         a Florida corporation

2.        Permitted use limited to:      Warehousing, packaging and distribution
                                         of non-toxic chemical products.

3.        Premises:                      6802 Citicorp Blvd., Suite 500
                                         Tampa, Florida 33619
                                         See Exhibit "B"

4.        Developed Parcel:              See Exhibit "A"

5.        Approximate square footage:
          1,782 square feet

6.        Lease Term:

                  Three years (3) beginning June 1, 1994 and ending at midnight on May 31, 1997.

7.        Basic Rental:

                  Lease Year                 Annual Base Rent                      Monthly Base Rent
                      1                         $9,801.00                                $816.75
                      2                         10,291.00                                 857.59
                      3                         10,805.55                                 900.46

         Notwithstanding the definition of the Lease Year on Page 1 of this Lease the Lease Years are defined to be as follows:

                           Year 1 - 6/1/94 - 5/31/95
                           Year 2 - 6/1/95 - 5/31/96
                           Year 3 - 6/1/96 - 5/31/97

8. Security Deposit: Two thousand four hundred fifty and 25/100 Dollars ($2,450.25). Payable with the execution of the Lease.

9.       Address to which notices to Lessor shall be mailed:

           50 E. RiverCenter Boulevard, Suite 1200 Covington, KY 41011

         Rental payments shall be mailed to:

           Corporex Properties of Tampa, Inc., P.O. Box 550152, Tampa, Florida 33655-10152

10:      Other Provisions:

         (a) In addition to the basic monthly rental, as outlined above, the Lessee agrees to pay all applicable sales, use and/or any other taxes, whether State or Federal, applicable to this Lease.

         (b) For each calendar year, Lessee shall reimburse Lessor for (1.91%) (hereinafter, its "Pro Rata Share") of the cost of:

                  (1)      taxes and assessments;

                  (2) common area maintenance - for purposes of calculating the Common area Maintenance, Landlord agrees to "cap" increases in total Operating Expenses (exclusive of taxes, insurance premiums and utilities) so that such Operating Expenses (exclusive of taxes, insurance premiums and utilities) do not increase more than 5% per annum. The above "cap" shall be calculated on a compounding over the actual calendar year 1994's Operating Expenses (exclusive of taxes, insurance premiums and utilities). Any increases in taxes, insurance premiums or utilities shall be passed on to tenant without regard to the above "cap", and paid by tenant in addition to and in the same manner' as the Operating Expense Differential; and

                  (3) insurance enumerated in Section B, Paragraph 6 of the Lease. Lessee shall pay to Lessor simultaneously with the monthly base rent, the sum of $219.78 per month, as an advance to be applied against the above referenced expenses. In the event Lessee has advanced to Lessor sums in excess of Lessee's Pro Rata Share, Lessor shall rebate Lessee for the difference. In the event Lessee has advanced to Lessor less than Lessee's Pro Rata Share, Lessee shall pay to Lessor, within thirty (30) days of receipt of an invoice, the difference between Lessee's advances for the calendar year and the amount of Lessee's "Pro Rata Share".

         (c) Lessor and Lessee agree that Lessee shall take the premises in "AS IS CONDITION" excepting only that Lessor shall perform the following repair and maintenance items:

                  (1)      Repainting and recarpeting office area

                  (2)      Replace stained ceiling tiles

                  (3) Place electrical and mechanical Systems in good operating condition

         (d) Radon Gas: Pursuant to Florida Statutes Section 404.056(8), Lessor does hereby give Lessee the following notice in regard to RADON GAS:

                           Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your Public Health Unit.

                                  EXHIBIT "A"

Lot 10 of CORPOREX PARK, as per map or plat thereof filed in Plat Book Number 55 page 51-2, of the public records of Hillsborough County, Florida.

LEGAL DESCRIPTION:

Lot 10 of proposed CORPOREX BUSINESS PARK

DESCRIPTION: That part of the North 1/2 of the Northwest 1/4 of Section 11, Township 29 South, Range 19 East, Hillsborough County, Florida, described as follows; From the Southeast corner of the North 1/2 of the Northwest 1/4 of said Section II, run thence N.00 Degree 06'13"W., 402.90 feet along the East boundary of the North 1/2 of the Northwest 1/4 of said Section II, thence N.89 Degree 50'08"W., 330.00 feet along the South boundary of the South 924.00 feet of the North 954.00 feet of the East 330.00 feet of the Northeast 1/4 of the Northwest 1/4 of said Section II; thence N.00 Degree 06'13"W., 924.00 feet along the West boundary of the South 924.00 feet of the North 954.00 feet of the East 330.00 feet of the Northeast 1/4 of the Northwest 1/4 of said Section II to the South right-of-way line of State Road No. 574-A (Buffalo Avenue); thence
N.89 Degree 50'08"W., 415.45 feet along said right-of-way line; thence 5.00 Degree 03'16"W., 23.16 feet along the Southerly right-of-way line of State Road No.400 (Interstate 4) exit to State Road No. 574-A (Buffalo Avenue); thence N.89 Degree 56'44"W., 300.00 feet along said right-of-way line; thence S.84 Degree 14'43"W., 75.44 feet along said right-of-way line; thence S.00 Degree 03'16"W.,
231.36 feet to the Point of Beginning; thence S.89 Degree 56'44"E., 428.90 feet to the West right-of-way line of proposed Corporex Drive; thence S.00 Degree 06'13"E., 406.31 feet along said proposed right-of-way line to a point-of curvature; thence Southwesterly, 62.94 feet along the arc of a curve to the right, having a radius of 40.00 feet, a central angle of 90 Degree 09'29", and a chord bearing and distance of S.44 Degree 58'32"W., 56.65 feet along said proposed right-of-way line to a point of tangency; thence N.89 Degree 56'44"W.,
600.02 feet along the North proposed right-of-way line of Lakeview Boulevard; thence N.00 Degree 03'16"E., 446.42 feet; thence S.89 Degree 56'44"E., 210.00 feet to the Point of Beginning.

                                   EXHIBIT "B"

                                 LEASED PREMISES

                       The Leased Premises is a drawing.

                       AMENDMENT NO. 1 TO LEASE AGREEMENT


THIS AMENDMENT NO. 1 TO LEASE AGREEMENT, (hereinafter "Agreement") dated as of this 26th day of November, 1997, by and between Corporex Properties of Tampa, Inc., a Florida corporation, hereinafter referred to as "Lessor", and BBJ Environmental Solutions, Inc., a Florida corporation, hereinafter referred to as "Lessee".

                                    RECITALS

WHEREAS, Lessor and BBJ Environmental Solutions, Inc. entered into a certain Lease Agreement dated April 18,1994, hereinafter referred to as the "Prime Lease"; and

WHEREAS, the Prime Lease is for a term of three (3) years commencing on the 1st day of June, 1994 and ending on the 31st day of May, 1997. Pursuant to said Prime Lease, Lessor demised, let and leased and Lessee took and hired from Lessor approximately one thousand seven hundred eighty-two (1,782) square feet of space in a building known as Corporex Plaza I. The premises are located at 6802 Citicorp Drive, Suite 500, Tampa, Florida 33619; and

WHEREAS, the parties to this Agreement are desirous of extending the term of said Prime Lease; and

WHEREAS, Lessee desires to lease approximately an additional five thousand one hundred eighty-two (5,182) square feet of space from Lessor, hereinafter known as the "Addition Number 1 To The Premises". The Premises and Addition Number 1 To The Premises shall hereinafter be collectively referred to as the "Revised Premises".

NOW, THEREFORE, in consideration of the mutual agreements, conditions, covenants, promises, provisions and terms herein contained and for other good and valuable consideration agreed upon by each of the parties to this Agreement as sufficient and adequate, the receipt of which is hereby acknowledge by each of the parties, the parties agree as follows:

ARTICLE I - EFFECTIVE DATE: This Agreement shall take effect on the 1st day of January, 1998, without the execution of any further agreement, lease or instrument.

ARTICLE II - TERM: The extended term of the Prime Lease shall be for five (5) years and zero (0) months commencing on the 1st day of January, 1998 and ending on the 31st day of December 2002, both dates inclusive, unless sooner terminated, as herein provided.

ARTICLE III - APPROXIMATE SQUARE FOOTAGE: For the period January 1, 1998 to December 31, 2002, the Premises shall be increased from one thousand seven hundred eighty-two (1,782) square feet to approximately six thousand nine hundred sixty-four (6,964) square feet as set forth in Exhibit A attached hereto.

ARTICLE IV - BASIC RENTAL: For the period January 1,1998 to December 31, 2002, Lessee covenants and agrees to pay Lessor and Lessor agrees to accept as annual basic rental, the sums listed below, in lawful money of the United States of America, in equal monthly installments on the first day of each and every month, in advance, without demand, at the office of the Lessor, at Corporex Properties of Tampa, Inc., Plaza I, P.O. Box 33008, St. Petersburg, Florida 33733-3008, or such other place as the Lessor may designate.

    Period                 Rate/SF                 Monthly Base Rent              Annual Base Rent
    ------                 -------                 -----------------              ----------------
1/01/98-12/31/98            $6.30                      $3,656.00                   $43,872.00
1/01199-12/31/99             6.62                       3,842.00                    46,104.00
1/01/00-12/31/00             6.95                       4,033.00                    48,396.00
l/01/01-12/31/0l             7.30                       4,236.00                    50,832.00
1/01/02-12/31/02             7.67                       4,451.00                    53,412.00

In addition to the monthly installments of Annual Basic Rental and Additional Rent, if any, the Lessee agrees to pay to Lessor all applicable sales and/or other taxes (whether Federal, State or Local) applicable to the extended term of the Prime Lease.

ARTICLE V - PRO RATA SHARE: For the period January 1, 1998 thru December 31, 2002 Lessee's Pro Rata Share shall be seven and forty-five hundredths percent (7.45%) and Lessee shall pay One Thousand One Hundred One and 00/100 Dollars ($1,101.00) per month as an advance to be applied to Lessee's Pro Rata Share of taxes and assessments, common area maintenance and insurance as set forth in the Prime Lease.

ARTICLE VI - IMPROVEMENTS: Lessor, at its expense, agrees to make the improvements as set forth in Exhibit B and Exhibit C.

ARTICLE VII- SECURITY DEPOSIT: Security deposit shall be increased from Two Thousand Four Hundred Fifty and 25/100 Dollars ($2,450.25) to a total of Three Thousand Six Hundred Fifty-Six Dollars ($3,656.00).

ARTICLE X - INCORPORATION OF PRIME LEASE: It is expressly agreed by the parties that this Agreement is supplemental to the Prime Lease. All the agreements, conditions, covenants, promises, provisions and terms of said Prime Lease, unless specifically modified herein, are to apply to this Agreement and are made a part hereof as though they were expressly rewritten, incorporated and included herein. Notwithstanding the preceding sentence, none of the financial incentives granted to Lessee in the Prime Lease (including but not limited to: rent abatement and relocation expenses) shall apply to the extended term unless specifically set forth in this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by it and on its behalf by a duly authorized officer or agent as the case may be

WITNESSES:                                           LESSOR:
----------                                           -------
                                                     CORPOREX PROPERTIES OF TAMPA, INC.

/s/ Angela R. Reed                                   /s/ Thomas E. Banta, Senior VP

/s/ Vicki Marcum                                     Date: 11/26/97

                                                     LESSEE:
                                                     -------
                                                     BBJ ENVIRONMENTAL SOLUTIONS, INC

/s/ Jerry V. Schinella                               /s/ Robert G. Baker, Chairman and CEO

/s/ David Elsberry                                   Date: 11/04/97


PLACE CORPORATE SEAL HERE:

                                   EXHIBIT "A"

                                 LEASED PREMISES

The Leased Premises floor plan designs



                                                              Initials:

                                                              LANDLORD:  /s/ TB

                                                              TENANT: /s/ RGB

                                   EXHIBIT "B"

                          ALTERATIONS AND IMPROVEMENTS

                                  (WORK LETTER)

No promise of Landlord to alter, remodel, improve, repair, decorate, or clean the Leased Premises or any part thereof, and no representation respecting the condition of the Leased Premises, the Building or the Developed Parcel has been made to Tenant by Landlord except as made herein. In the event Landlord has agreed or is required to make any alterations or improvements to the Lease Premises to prepare same for Tenant's occupancy, the same shall be limited to those alterations and improvements which are enumerated and detailed in this Work letter.

           1.     Demolish walls.

           2. Partition walls for new office space. (All warehouse-office walls are insulated.)

           3. Install one (1) five ton HVAC system (split system) and service existing system.

           4. Install standard door frames and hardware in new office expansion.

           5. Install plumbing in new handicap washrooms in new and existing office space.

           6.     Install vanity counter in two (2) washrooms.

           7.     Install acoustical ceiling and insulation in new office.

           8.     Install fire sprinklers in new office area.

           9.     Paint interior of office area (old and new).

           10. Install electrical as per attached drawing, including new service.

           11.    Install new carpet in office area.

           12.    Install new VCT in new washrooms.

           13.    Install vinyl base in office area

           14.    Install marble window sills in new office area.

           15.    Demolish carpet and base in old office area.

           16.    Install cabinets and counters in lab area.

                                                               Initials:

                                                               LANDLORD:  /s/ TB

                                                               TENANT: /s/ RGB

                                   EXHIBIT "C"

                           BBJ ENVIRONMENTAL SOLUTIONS
                       EXISTING BUILDING LAYOUT 3279 SQ FT

Floor Plan Design


                                                               Initials:

                                                               LANDLORD:  /s/ TB

                                                               TENANT: /s/ RGB

                             SECRETARY'S CERTIFICATE


The undersigned certifies that he/she is the Secretary of BBJ ENVIRONMENTAL SOLUTIONS, INC., a Florida corporation, (the "Corporation"); that the following Resolutions were lawfully adopted by the Board of Directors of the Corporation at its meeting, duly called and held on November 4th, 1997, with a quorum present; and that said Resolutions have not been rescinded or amended, are still in full force and effect, and do not violate the Corporation's articles of incorporation, by-laws, or any contract or agreement involving the Corporation or its properties:

         "RESOLVED, that the Corporation, as Lessee, enter into that certain Amendment No.1 To Lease Agreement with Corporex Properties of Tampa, Inc, as Lessor for the premises located at 6802 Citicorp Drive, Suite 500, Tampa, Florida 33619 upon the terms and conditions contained therein; and

         BE IT FURTHER RESOLVED, that Robert G. Baker, the Chairman and CEO of the Corporation, is hereby authorized and directed to execute and deliver to Lessor the Amendment No.1 To Lease Agreement, in the name of and on behalf of the Corporation, and such other incidental documents, certifications or agreements related thereto."

The undersigned further certifies that the signature(s) of the above officer(s) on the Amendment No. 1 To Lease Agreement are genuine

IN WITNESS WHEREOF I have executed this Certificate and, if applicable, affixed the Corporation's seal this 4th day of November, 1997.


                                              BBJ Environmental Solutions, Inc.

                                              /s/ Jerry V. Schinella, Secretary
                                              ---------------------------------


PLACE CORPORATE SEAL BELOW: